                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Amendment No. 3 to this Registration Statement on Form S-4 (File No. 333-89440) of ICON Health & Fitness, Inc. of our report dated July 18, 2002, relating to the financial statements and financial statement schedule of ICON Health & Fitness, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
October 4, 2002